EXHIBIT 2.1
                            Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Galaxy Championship Wrestling, Inc.

2. The articles have been amended as follows:

                                   ARTICLE I
                                NAME AND PURPOSE
                                ----------------

      The name of the Corporation, hereinafter called the "Corporation" is:

                           "FUSA CAPITAL CORPORATION"

                                   ARTICLE IV
                               AUTHORIZED SHARES
                               -----------------

The aggregate number of shares, which the corporation shall have authority to issue shall consist of 500,000,000 shares of Common Stock having a $.0001 par value and 5,000,000 shares of Preferred Stock having a $.0001 par value. The common and/or Preferred Stock may be issued for such consideration it may issued from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more issues with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 62.%

4. Effective date of filing (optional): Upon Filing

5. Officer Signature (required):      /s/ Maria Camila Maz
                                      ------------------------------------
                                          Maria Camila Maz, its President

Filed June 17, 2004
In the Office of Dean Heller
Secretary of State